EXHIBIT (j)
                               Consent of KPMG LLP




            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------




The Board of Directors and Shareholders
Sit Large Cap Growth Fund, Inc.
Sit Mid Cap Growth Fund, Inc.
Sit Mutual Funds Inc.:


We consent to the use of our report dated August 16, 2005 incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Custodian; Sub-custodian; Counsel; Accountants" in Part B of the Registration Statement.


                                                /s/ KPMG LLP


Minneapolis, Minnesota
March 24, 2006
















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